UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2023

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2023, Sprouts Farmers Market, Inc. (the “Company”) appointed Curtis Valentine as Chief Financial Officer, effective January 1, 2024. Mr. Valentine will succeed Lawrence (“Chip”) Molloy, who previously announced his intention to retire as the Company’s Chief Financial Officer on or about December 31, 2023. As Chief Financial Officer, Mr. Valentine will succeed Mr. Molloy as the Company’s principal financial officer.

Mr. Valentine, age 44, has served as the Company’s Senior Vice President of Finance since March 2023, having previously served as the Company’s Vice President of Financial Planning and Analysis from December 2016 to March 2023 and Senior Director of Financial Planning and Analysis from May 2015 to December 2016. Prior to joining the Company, Mr. Valentine served in financial management roles across multiple business units at PetSmart, Inc. from April 2008 to April 2015.

In light of Mr. Valentine’s increased duties and responsibilities, the Compensation Committee of the Company’s Board of Directors approved certain adjustments to his compensation effective January 1, 2024, as reflected in an offer letter provided by the Company and accepted by Mr. Valentine. The offer letter provides for an annualized base salary of $500,000, a short-term incentive bonus potential targeted at 75% of Mr. Valentine’s base salary, and participation in the Company’s annual long-term equity incentive plan, on the same terms as other executives, valued at 100% of Mr. Valentine’s base salary. Mr. Valentine will be an “eligible executive” under the Company’s Amended and Restated Executive Severance and Change in Control Plan, dated February 25, 2020, and will be eligible to participate in the Company’s medical and other benefit plans generally available to the Company’s executive officers.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the letter, filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no arrangement or understanding pursuant to which Mr. Valentine was appointed as Chief Financial Officer. There are no related party transactions between the Company and Mr. Valentine that are reportable under Item 404(a) of Regulation S-K.

On October 31, 2023, the Company issued a press release announcing Mr. Valentine’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter from Sprouts Farmers Market, Inc. to Curtis Valentine, signed October 27, 2023

99.1	Press release of Sprouts Farmers Market, Inc., dated October 31, 2023, entitled “Sprouts Farmers Market, Inc. Appoints Curtis Valentine as Chief Financial Officer”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: October 31, 2023	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary